Exhibit 10.7
AMENDMENT NO. 1
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This Amendment No. 1 (the “Amendment”) to the Amended and Restated Employment Agreement (the “Agreement”), dated February 8, 2005, by and between The Houston Exploration Company, a Delaware corporation (the “Company”) and James F. Westmoreland (the “Executive”) is made this 24th day of October, 2006.
WITNESSETH:
     WHEREAS, the Company and the Executive have previously entered into the Agreement.
     WHEREAS, the Company and the Executive now wish to amend the Agreement to help ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants, and conditions set forth herein and the performance of each, it is hereby agreed as follows:
     Section 1. Amendments. The Company and the Executive hereby amend the Agreement to add the following new Section 22:
“22. Compliance with Section 409A of the Code.
     (a) Notwithstanding any provision of the Agreement to the contrary and except as provided by this clause (a), if the Executive is a “specified employee” as defined under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended or any regulations or Treasury guidance promulgated thereunder, the Executive shall not be entitled to any payments or benefits in the nature of non-qualified deferred compensation within the meaning of Section 409A (“Deferred Compensation”) and the Company shall not pay or provide such Deferred Compensation, upon a separation of his service until the earlier of: (i) the date which is six (6) months after the Executive’s separation from service for any reason other than death or (ii) the date of his death (the “Payment Date”). The provisions of this Section 22(a) shall apply only if necessary to avoid the imposition of taxes and penalties under Section 409A relating to the payment of non-qualified deferred compensation to specified employees upon their separation from service. The determination of whether Section 409A is deemed to apply to the payment of any amounts hereunder shall be made in good faith by the Company after consultation with and advice from its legal or accounting advisors and after consulting with the Executive. If this Section 22(a) becomes applicable such that the payment of Deferred Compensation is delayed, any payments that are so delayed shall accrue interest, from the date of a separation of service through the Payment Date, at the “prime rate” as reported in the Wall Street Journal (or such other nationally recognized source if no such rate is then available) on the date of such separation (or the first business day following such date if such separation does not occur on a business day) and shall be paid in a lump sum on the Payment Date.
     (b) If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A, the Company shall, after promptly consulting with and receiving the approval of the Executive (which shall not be unreasonably withheld), reform such provision; provided that, the Company agrees (both in the application of this subsection (b) and the above subsection (a)) to maintain, to the maximum extent practicable, the original intent and economic benefit to the Executive of the applicable provision without violating the provisions of Section 409A.
     (c) This Section 22 shall survive any termination of this Agreement.”
     Section 2. Defined Terms. Except as otherwise expressly provided herein, any capitalized term used in this Amendment that is not defined herein has the meaning ascribed to such term in the Agreement.
     Section 3. No Other Amendment. Except as otherwise expressly provided in this Amendment, all terms, conditions and provisions of the Agreement are hereby ratified and remain in full force and effect.
     Section 4. Governing Law. This Amendment shall in all respects be construed according to the internal laws of the State of Texas. Venue and jurisdiction of any action relating to the Amendment shall lie in Harris County, Texas.
     Section 5. Entire Agreement. This Amendment, together with the Agreement, sets forth the entire agreement and understanding of the parties relating to the subject matter herein. No modification of or amendment to this Amendment, nor any waiver of any rights under this Amendment, shall be effective unless given in a writing signed by the party to be charged.
     Section 6. Counterparts. This Amendment may be executed originally or by facsimile signature, in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     EXECUTED as of the date set forth above.

THE HOUSTON EXPLORATION COMPANY

By:	/s/ Roger B. Rice

Name:	Roger B. Rice
Title:	Senior Vice President — Administration

EXECUTIVE

/s/ James F. Westmoreland

James F. Westmoreland